CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of A-Power Energy Generation Systems, Ltd. (the “Company”) on Form F-3 (No. 333-161983) of our reports, dated May 31, 2009, relating to the consolidated financial statements of the Company and the effectiveness of the Company’s internal control over financial reporting for the year ended December 31, 2008, included in this Amendment No. 1 to the Annual Report on Form 20-F/A.

MSCM LLP
Chartered Accountants
Licensed Public Accountants
December 2, 2009